MICHAEL J. HOOPER
                        CERTIFIED PUBLIC ACCOUNTANT

Washington Trust Financial Center
Suite 1100
West 717 Sprague
Spokane, WA  99204
(509) 838-4608

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April 4, 1996

Securities and Exchange Commission
Washington, D.C.  20549


I resigned as the independent auditor for International Cryogenic Systems Corporation on December 21, 1995.

During the registrants most recent fiscal year ended December 31, 1994, and the subsequent period up to the date of the resignation, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope of procedures.

The unqualified opinion that I issued for the fiscal year ended December 31, 1994, did contain a going concern paragraph relative to the realization of assets. There was no disagreement as to this opinion report by management.

Very Truly Yours,

/s/Michael J. Hooper

Michael J. Hooper


cc: International Cryogenic Systems Corporation